CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the registrant's previously filed Registration Statement File Nos. 2-97014, 33-42276, 33-62944, 33-62317,
333-10987, 333-53695, 333-53715 and 333-73157.

                              /s/ Arthur Andersen LLP
Portland, Oregon,
  March 15, 1999